EXHIBIT 23.3

January 13, 2012

GeoGlobal Resources Inc.
200, 625 - 4th Avenue SW
Calgary, AB
T2P 0K2

The Board of Directors
GeoGlobal Resources Inc.

We hereby consent to references to Chapman Petroleum Engineering Ltd. as set out in Item 1 – Business and Item 7 – Management’s Discussion and Analysis of the Annual Report on Form 10-K for the year ended December 31, 2010 of GeoGlobal Resources Inc. (“GeoGlobal”) as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2011, to the use and inclusion of our reserve and economic evaluation of oil and gas properties owned by GeoGlobal as Exhibit 10.35 to the Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2010 of GeoGlobal as filed with the SEC on April 5, 2011, to references to Chapman Petroleum Engineering Ltd. as set out in Item 7 – Management’s Discussion and Analysis of the Annual Report on Form 10-K/A Amendment No. 2 for the year ended December 31, 2010 of GeoGlobal Resources Inc. (the “Amendment”) and to the use and inclusion of our reserve and economic evaluation of oil and gas properties owned by GeoGlobal Resources Inc. as Exhibit 10.35 to the Amendment.

Chapman Petroleum Engineering Ltd.

/s/ C.W. Chapman

C.W. Chapman, P. Eng.,
President
January 13, 2012